Exhibit 99.2

REFINITIV STREETEVENTS EDITED TRANSCRIPT Q3 2021 VOXX International Corp Earnings Call EVENT DATE/TIME: JANUARY 12, 2021 / 3:00PM GMT

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CORPORATE PARTICIPANTSCharles Michael Stoehr VOXX International Corporation - Senior VP, CFO & DirectorJohn J. Shalam VOXX International Corporation - Chairman of the BoardPatrick M. Lavelle VOXX International Corporation - President, CEO & DirectorCONFERENCE CALL PARTICIPANTSBeat M. Kahli Kähli Holding AG - Co-OwnerDavid Isidarus Covas Oberweis Asset Management, Inc. - Principal and Portfolio ManagerGlenn Wiener GW Communications LLC - OwnerPRESENTATIONOperatorLadies and gentlemen, thank you for standing by, and welcome to VOXX International Fiscal 2021 Third Quarter Results Call. (Operator Instructions) Please be advised that today's conference is being recorded. (Operator Instructions)I will now hand the conference to your speaker today, Mr. Glenn Wiener with Investor Relations. Thank you. Please go ahead.

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Glenn Wiener GW Communications LLC - OwnerThank you, Carmen, and good morning, and welcome to VOXX International's Fiscal 2021 Third Quarter Conference Call. Our Form 10-Q was filed with the SEC, and we issued our press release after market close yesterday afternoon. Both documents can be found on the IR section of our website, as can our updated investor presentation.Speaking from management today will be Pat Lavelle, President and CEO; and Michael Stoehr, Senior Vice President and Chief Financial Officer. Both will have prepared remarks and we will then open up the call for questions. Our Chairman and founder, John Shalam is also available for questions. Note, our call is being webcast live over the Internet, and a replay will be available approximately 1 hour after the completion of the call.I would like to remind everyone that except for historical information contained herein, statements made on today's call and webcast that would constitute forward-looking statements are based on currently available information. The company assumes no responsibility to update any such forward-looking statements, and I would like to point you to the risk factors associated with our business, which are detailed in our Form 10-K for the period ended February 29, 2020.Usually, we're here in Las Vegas for this call at CES, but given the pandemic, the show has gone virtual this year. And VOXX has a very large digital presence, so we're pleased to announce that Paul Jacobs, President of the Premium Audio Group; and Pat Lavelle, President and CEO of VOXX, will be hosting keynote sessions as part of CTA Spotlight Series. Paul will be today at 3:15 p.m. and Pat will be tomorrow at the same time, and I'd encourage all investors, analysts, bankers; anyone joining us today to listen in. You'll learn a lot about trends in the industry and some of the new products we have coming to market. And also visit the VOXX Virtual Booth for more information on the company and our product launches for 2021. If you have any questions, also, please feel free to contact me directly at any time.In closing, the company's business momentum continues and its outlook remains strong. And at this time, I'll turn the call over to Pat now to discuss the results and prospects. Pat?

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Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorThank you, Glenn. Good morning, everyone. Let me start off by wishing you all a happy and healthy new year and all the best in 2021. Our fiscal 2021 third quarter and 9 months results are up substantially over last year. There is a lot of momentum behind us, which should carry through into the fourth quarter and barring any unforeseen events, should continue thereafter. Third quarter net sales were up over $90 million or approximately 83%. All segments posted year-over-year increases with the Consumer segment, up 74%; the Automotive segment up 105%; and the Biometrics segment up 149%.Premium Audio continues to be very strong for us as sales more than doubled year-over-year, up approximately 112%, and we reported an increase in both OEM and aftermarket product sales within the Automotive segment.Operating income of $18.6 million was up $18.4 million, and Adjusted EBITDA of $24.5 million was up $18.7 million. Mike is going to cover our 9-month comparisons, but to quickly put fiscal 2021 in perspective, sales were up 36.5% and Adjusted EBITDA of $35.1 million improved by over $31 million. Our balance sheet remains in good shape, and our cash position will increase this quarter as we move through inventory and accounts receivable.There are so many positive things happening at VOXX. We are very encouraged. At the same time, we are mindful about the global environment as the pandemic continues. We are running our business with this in mind. Nevertheless, in spite of all that we have faced, we have been able to move quickly, adjust overhead and grow, and are poised to have one of the strongest years from an EBITDA perspective.I'll jump into some of the segments for key updates now. Starting with Consumer Electronics, on my call last quarter -- I said that we expected to see Premium Audio product sales by over $100 million this fiscal year. And through the first 9 months, we are up over $88 million or close to 70%, even with retail store

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closures throughout the year. Our third quarter sales grew by approximately 112% and we're expecting strong growth in the fourth quarter, and thus, my prior comment stands.During the third quarter, we saw very strong growth in the home separates category, sales of home theater and subwoofers, in particular, driven by new distribution as well as within our traditional channels. We also experienced strong growth in sales of sound bars, Bluetooth products and our ProMedia computer speakers. More people are working from home and staying at home, which has led to an increase in spending to upgrade home audio and entertainment. We also saw a modest increase in international sales, driven by our Magnat and Heco brands and captured our first sales associated with our new alliance with Onkyo & Pioneer Corporation, with our first shipments beginning in September. This will continue to build as we started bringing in inventory in our fiscal third quarter. Demand is increasing, distribution is expanding, and our product assortment continues to improve.The Consumer Electronics segment as a whole delivered pretax profits of $20.4 million in the fiscal 2021 third quarter compared to $9.6 million in the same fiscal 2020 period.Within our Automotive segment, net sales were up $31.5 million or over 105% for the comparable third quarters, with increases in both OEM and aftermarket products. Our acquisitions of VSM and DEI certainly have contributed to our success and are expected to continue moving forward. The automotive industry as a whole has suffered this year due to COVID with OEMs shutting down plants, retailers and aftermarket dealers closing stores and an overall softness in car sets. But they have rebounded somewhat and we have weathered the industry downturn, and are excited with our outlook based on the contracts we have been awarded and those that we are pursuing.The new OEM programs with Fiat Chrysler and Ford for our EVOLVE rear seat entertainment system with Amazon's Fire TV start this calendar year sometime in our fiscal 2022 second quarter. These are the 2 big ones for us, and there are several other discussions underway with both existing OEM customers and new ones. We also announced last quarter new OEM awards that VSM secured with Volvo, Polaris and Subaru, all of which are multiyear awards with varying start dates in calendar year '21, '22 and '23.ASA, our 50-50 joint venture, had a strong quarter as well, driven by stronger results in the RV and heavy-duty markets, and we delivered $1.8 million in income this past quarter versus $1 million in the fiscal 2020 third quarter. We had some slowness, if you recall, in the early part of the fiscal year but this appears to be behind us.Our Automotive segment delivered pretax profits of $6.6 million in the fiscal 2021 third quarter versus approximately $100,000 in fiscal 2020. And when you layer in our core business with the contributions from VSM and DEI and the new incremental OEM business we have secured, the future looks promising. And I see no reason why our Automotive business would not double from fiscal 2020 within the next 3 years or sooner.As for the Biometrics segment, there aren't a lot of material updates to provide right now, but there has

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been momentum. Sales continue to increase modestly on a dollar basis, up approximately $200,000 in the comparable third quarters. But interest is growing in iris authentication throughout many industries, given its higher level of security and due to the barriers that other modalities such as facial and fingerprint are facing. We are in discussions with a number of parties for both products and embedded solutions. We entered into new alliances this fiscal year, which I talked about on my prior calls and introduced new products, the latest being our nano iXT, which has temperature screening, mask detection and access blocks built in. This is a perfect solution for companies in today's environment. As you all know, from the past, it does take time to move from launch, data to deals, but we are encouraged by the level of interest and feedback.I'm happy to note that we have concluded negotiations and are in signature process with a health care medical supplier we have discussed in the past. We are moving full steam ahead to launch and we will embed into their systems. And this contract, we believe, validates the level of security and ease of use of EyeLock's technology within the health care space.We are also making progress with respect to the strategic process for EyeLock. We signed a nonbinding indication of interest with our largest shareholder, Beat Kähli, and related parties, and due diligence is underway. Technical due diligence is completed. The consortium he has put together, runs the gamut of commercial and residential real estate, health care, and automotive companies. We are hopeful for a positive outcome, but of course, there are no guarantees. If this does materialize in the structure we're discussing, it will bring to VOXX a strong financing partner while keeping VOXX in the game to capture the upside we have always believed was there.To summarize, we are growing and expect this will continue. Profitability has increased significantly, and we are poised to one of the best years from a bottom line perspective. Our Premium Audio and Automotive businesses are doing very well with more opportunities on the horizon, and biometric holds great promise for us. Our balance sheet is strong. We have cash on hand and access to capital, and we are looking to acquire if the transaction improves our business and generates value for shareholders. We set up a 10b5 program to repurchase shares, but the stock has not fallen below $10, thus, no shares were repurchased in the third quarter. But we will continue to support our stock and we will evaluate the best structure to do so moving forward.We have always believed that the best stock support was for the company to deliver profits, and we are showing that right now. All in all, the team has done a great job, and I am very proud of them. It has not been easy, with most of the staff working remotely, and operating our company has been far from normal. I thank them, and I congratulate them for their efforts and these results. We have a lot of opportunities ahead of us, and I believe that our success this year is a precursor, and that future years hold the promise to be even better.At this time, I'll turn the call over to Mike, and then we'll open it up for questions. Michael?─────────────────────────────────────────────────────────────────────────────────────Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & DirectorThanks, Pat. I also would like to wish you all a happy new year and better days ahead in 2021. As Pat covered our third quarter comparisons, I will address our 9-month year-to-date results, and all figures are for the fiscal 2021 and fiscal 2020 9 months ended November 30, 2020 and November 30, 2019, unless noted otherwise. I'll then cover our balance sheet and we'll open up the call for questions.Starting with the income statement. We reported net sales of $401.1 million compared to $293.8 million, up $107.3 million or 36.5%. All segments reported year-over-year growth. Automotive Electronics segment sales increased $24.9 million or 28.8%. OEM product sales were down 13% as several customers had shut down their plants earlier in the year due to COVID. As Pat noted, quarter 3 sales for OEM products were up and with new programs coming online, we are anticipating OEM growth in the fourth quarter and moving forward.Aftermarket product sales increased over 60%. This was driven primarily by the acquisitions of VSM and DEI subsidiaries. The first of which occurred in fiscal 2020 fourth quarter and the other in the second quarter of fiscal 2021.Consumer Electronics segment sales increased $81.9 million or 39.7%. Driving this growth was higher sales of Premium Audio products, which were up close to 70%. We reported $216.5 million in Premium Audio product sales, which is the highest total in our history, and we are only 9 months through fiscal year. Other CE product sales declined by over 8% mainly driven by our decision to exit certain categories and product lines. Lastly, the Biometrics segment reported $700,000 in net sales compared to $400,000 in the comparable fiscal 2020 period.Fiscal 2021 year-to-date gross margins of 29% increased 130 basis points. Within the segments, Automotive posted a 180 basis point improvement. Keep in mind, our first half of the year was negatively impacted by lower automotive sales due to OEM shutdowns, which led to lower absorption rates. Consumer generated a 70 basis point improvement and gross margins for Biometrics were up slightly, with virtually no impact to the P&L.Total operating expenses in fiscal 2021 year-to-date were $96.8 million, up approximately $840,000 or just under 1%. As many know, from past results and calls, we have taken steps to lower fixed overhead and cut back our non-core expenses during the pandemic. In the fiscal 2021 third quarter, some of these expenses did come back as planned, primarily related to payroll and headcount.As a result of our sales increase, we had higher commission and website expenses related to e-commerce activities. Additionally, the acquisitions of VSM and DEI added approximately $9.4 million in total operating expenses for the 9-month period in fiscal 2021. Excluding acquisitions related expenses, other operating expenses declined by $8.5 million or 8.9%.We reported operating income of $19.4 million versus an operating loss of $14.7 million. This is a $34.1 million year-over-year improvement year-to-date primarily due to significant sales increases and higher gross profits.We reported total other income of $2.2 million for the 9-month period in fiscal 2021 compared to $7.7 million in the comparable fiscal 2020 period. While interest and bank charges declined by approximately $300,000, and we had an $800,000 increase in income related to our 50-50 joint venture with ASA, last year's 9 months included a $4.1 million gain on the sale of real estate in Germany and an investment gain of $800,000 from a prior investment in RxNetworks.Lastly, other net declined by $1.8 million as fiscal 2020 9-month period included a $1 million pickup from a life insurance policy, offset by a working capital adjustment related to our sale of the Hirschmann, lower interest income and higher foreign currency losses compared to the prior year period. This led to a pretax profit of $21.6 million during the first 9 months of fiscal 2021 compared to a pretax loss of $7 million in comparable period, an improvement of $28.6 million.Net income attributable to VOXX was $17.3 million as compared to a net loss attributable to VOXX of $4.6 million, an improvement of $22 million. On a basic and diluted per share basis, this resulted in net income per share attributable to VOXX of $0.72 and $0.71, respectively, compared to a net loss per basic and diluted share of $0.19 in the 9-month period of fiscal 2020.Lastly, we reported EBITDA of $34.1 million versus EBITDA of $7.1 million, a $27 million improvement; and adjusted EBITDA of $35.1 million as compared to $3.3 million, an increase of $31.2 million.With respect to the balance sheet, we finished the third quarter with $21.3 million in cash and cash equivalents. Cash was used as a result of working capital needs and cash used to fund the DEI acquisition. As you will see in our balance sheet statement, we had a large increase in accounts receivable as a result of favorable sales growth, and our inventory position is set to support higher sales in the fourth quarter. We expect to end the fiscal year with a year-over-year increase in our cash position.I'd also like to point out, we paid down the $20 million draw on our domestic credit facility and had nothing outstanding as of November 30, 2020. Our total debt position of $7.2 million as of November 30, 2020, which compares to total debt of February 29, 2020, of $8.2 million, the current debt relates to our Florida mortgage and that is the only debt we carried in November 30. In addition to our positive cash position, we have approximately $107 million available under our credit facility. Our balance sheet is in excellent shape and should improve further as we close out the year.Operator, we would now be ready to open up the call for questions.

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Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorThank you, Mike.

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QUESTIONS AND ANSWERSOperator(Operator Instructions) And we have a question from Beat Kähli with Kähli Holdings.

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Beat M. Kahli Kähli Holding AG - Co-OwnerActually, I don't have a question. I just wanted to congratulate you to an outstanding result. I'm proud to be your largest shareholder. I'm looking forward to work with you together on EyeLock and anything else. Congratulations. I think that's the beginning, working with you in the last 6 months has been a pleasure. I hope that we can conclude another outstanding venture with our EyeLock negotiations. Just congratulations.

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Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorThank you, Beat, and we too, look forward to concluding our discussions. Thank you.

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John J. Shalam VOXX International Corporation - Chairman of the BoardThank you, Beat. We appreciate your participation and your ongoing support. Thank you.

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Operator(Operator Instructions) And we have a question from Dave Covas with Oberweis Assets.

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David Isidarus Covas Oberweis Asset Management, Inc. - Principal and Portfolio ManagerGreat quarter on all fronts. Just had a couple of questions for you. So your EBITDA margin, which looks like about at 11.8% for the quarter, up 400 basis points year-over-year, can you discuss that, parse that a little bit, just in terms of what were the drivers? I know you mentioned some expenses returned in the quarter. I'm guessing others didn't. So just curious kind of what's sustainable going forward on that front, where that can go from here?

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Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorWell, when we look at the expenses, in particular, we know that we made some deep cuts earlier in the year. That's positively impacted the expenses. A lot of those expenses will come back as we move into the first quarter of next year, because based on the volumes and everything that we're doing and the acquisitions, we will carry a little bit higher overhead.Now with that said, we will also have full year sales of the acquired companies, which we did not have in the first half of last year. And we expect that the growth that has been generated within the Premium Audio Group will sustain, based on the fact that, that business, a large part of that business has been our Premium Group opening up another channel that has not affected our traditional channel. So we believe that is sustainable. As well, we will be adding in the Fiat Chrysler and Ford EVOLVE sales in the middle of the year. So we believe that even though we might see an increase in overhead, we will see a resulting increase in top line as well.

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David Isidarus Covas Oberweis Asset Management, Inc. - Principal and Portfolio ManagerOkay. That's great. And can you also just comment on what the acquisitions contributed to sales in the quarter? And then also the new distribution you guys had with Onkyo & Pioneer that I think you said began in September, just kind of what that ramp looks like? How much does that contribute to the quarter versus going forward?

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Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorIt didn't have much of an impact in the quarter. As we are ramping up, we expect that even our fourth

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quarter as they build inventory as we receive it, will really not start having impact for us until the first quarter of 2022 fiscal. As far as the additional acquisitions that we've done, we don't really break it out. But I could say it has been most of the increase that you've seen within -- the increase that you've seen in our Automotive business.

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David Isidarus Covas Oberweis Asset Management, Inc. - Principal and Portfolio ManagerOkay. Got it. And I don't know if you've discussed this in the past, but just curious as to your pipeline or path in terms of further M&A.

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Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorWe believe that there are going to be opportunities for good companies that had a difficult time through COVID and -- but have a strong basic company and good capabilities. We are definitely out on the M&A front at this point, looking for opportunities that would strengthen either our Premium Audio space or our Automotive business. So we are actively pursuing targets that we think are beneficial to the company and the shareholders.

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Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & DirectorPat, this is Mike. On the question on the 2 acquisitions, in the 10-Q, there is a section that will give you an idea of what happened. On Page 2, like Page 3 or 4.

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OperatorThank you. And this concludes our Q&A for today. Back to Pat.

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Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorAll right. Well, thank you, everyone, for your interest in VOXX. Thank you for joining us today. Enjoy the

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rest of the day. And please know that visit CES show, where you can see all the different products that we are showing this year. It is a digital event, and you can get on the site to see what's happening. So stay safe, stay well, and we'll speak to you next quarter. Thank you.

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OperatorAnd with that, ladies and gentlemen, thank you for participating in today's conference. You may now disconnect. Have a great day.

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